AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT

This Amendment No. 1 to Registration Rights Agreement (this “Amendment”), dated as of November 9, 2026, is by and between Fold Holdings, Inc., a Delaware corporation (the “Company”), and SATS Credit Fund LP (the “Holder”).

RECITALS

A. The Company and the Holder are parties to the Registration Rights Agreement dated as of February 25, 2026 (the “Registration Rights Agreement”), pursuant to which the Company agreed to provide registration rights with respect to the Commitment Shares and the Renewal Commitment Shares.

B. Concurrently with the execution of this Amendment No. 1 to the Purchase Agreement by the Company and the Holder as of the date hereof (the “PA Amendment”), the Company is executing and delivering to the Holder the Amended and Restated Senior Unsecured Promissory Note of the Company dated as of the date hereof (the “A&R Note”), which amends and restates the Existing Note in its entirety and provides for the issuance to the Holder of shares of Common Stock as interest in kind in place of the Renewal Commitment Shares.

C. Pursuant to Section 8 of the Registration Rights Agreement, the provisions of the Registration Rights Agreement may be amended only with the written consent of the Company and the Holder, and the Company and the Holder desire to amend the Registration Rights Agreement to extend the registration rights thereunder to the PIK Shares, as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Holder hereby agree as follows:

1. Definitions. Capitalized terms used and not defined herein have the meanings given in the Registration Rights Agreement or, if not defined therein, in the Purchase Agreement (as amended by the PA Amendment) or the A&R Note.

2. Amendments to the Registration Rights Agreement. Effective as of the Restatement Date, the Registration Rights Agreement is amended as follows:

(a) Recital A. Recital A is amended and restated in its entirety to read: “A. In connection with the Purchase Agreement by and between the parties hereto, dated as of February 25, 2026 (as amended by Amendment No. 1 thereto, the “Purchase Agreement”), the Company has issued to the Holder (i) the Note (as defined in the Purchase Agreement, and as amended and restated by the Amended and Restated Senior Unsecured Promissory Note of the Company dated as of November 9, 2026) and (ii) 520,000 Commitment Shares (as defined in the Purchase Agreement), and has agreed to issue to the Holder PIK Shares as provided in the Note.”

(b) Filing Deadline. Section 1(b) is amended and restated in its entirety to read: “Filing Deadline” means, with respect to a Registration Statement required to be filed pursuant to Section 2(a), (i) with respect to the Commitment Shares, the forty-fifth (45th) calendar day following the date of issuance of the Commitment Shares, and (ii) with respect to any PIK Shares, as soon as reasonably practicable (but no later than the forty-fifth (45th) calendar day) following the date of issuance of such PIK Shares; provided, that no Filing Deadline shall apply to any PIK Shares the resale of which is, on the date of their issuance, covered by an effective Registration Statement (including by means of a prospectus supplement or post-effective amendment thereto filed within five (5) Business Days after such date); provided, further, that if the Filing Deadline falls on a Saturday, Sunday or other day that the SEC is closed for business, the Filing Deadline shall be extended to the next Business Day on which the SEC is open for business.”

EXECUTION VERSION

(c) Registrable Securities. Section 1(f) is amended and restated in its entirety to read: “ Registrable Securities” means (i) the Commitment Shares and (ii) the PIK Shares, if and when issued; provided, that any such security shall cease to be a Registrable Security upon the earliest of (A) its sale pursuant to an effective Registration Statement, (B) its sale pursuant to Rule 144, and (C) the date on which it may be sold by the Investor holding it without restriction (including the volume and manner-of-sale restrictions and the requirement for current public information under Rule 144).”

(d) PIK Shares. Section 1 is amended by adding the following new Section 1(k): “(k) “PIK Shares” has the meaning set forth in the A&R Note.”

(f) Renewal Commitment Shares. All references in the Registration Rights Agreement to “Renewal Commitment Shares” are deleted.

3. Effectiveness; Termination. This Amendment shall become effective upon, and only upon, the satisfaction of the conditions to effectiveness set forth in Section 3 of the PA Amendment. If the PA Amendment is terminated in accordance with its terms before the satisfaction of such conditions,, this Amendment shall automatically terminate and be of no force or effect, and the Registration Rights Agreement shall continue in full force and effect without amendment.

4. Effect of Amendment. Sections 2(b) (Piggyback Registrations), 3 (Related Obligations), 4 (Obligations of the Investors), 5 (Expenses of Registration), 6 (Indemnification) and 7 (Assignment of Registration Rights) of the Registration Rights Agreement apply to the PIK Shares by virtue of their inclusion in Registrable Securities, without further amendment. Except as expressly amended hereby, the Registration Rights Agreement remains in full force and effect. From and after the Restatement Date, each reference in the Registration Rights Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import shall mean the Registration Rights Agreement as amended by this Amendment.

5. Miscellaneous. Section 9 of the Registration Rights Agreement shall apply to this Amendment, mutatis mutandis. This Amendment may be executed in two or more counterparts, all of which shall be considered one and the same agreement, and signatures delivered by electronic mail in portable document format (.pdf) shall be deemed original signatures.

[Signature Page Follows]

EXECUTION VERSION

IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to Registration Rights Agreement to be duly executed as of the date first written above.

COMPANY:

FOLD HOLDINGS, INC.

By: /s/ Will Reeves
Name: Will Reeves
Title: Chief Executive Officer

HOLDER:

SATS CREDIT FUND LP
By: SATS Credit Fund GP LLC, its general partner

By: /s/ Jonathan Kirkwood
Name: Jonathan Kirkwood
Title: Managing Member

Signature Page to Amendment No. 1 to Registration Rights Agreement